As filed with the Securities and Exchange Commission on June 7, 2004
                                                  Registration No. 333-[_____]
===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                          DISCOVERY LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                                94-3171943
(State or other jurisdiction of incorporation or      (I.R.S. Employer
                  organization)                            Identification No.)

350 South Main Street, Suite 307, Doylestown, Pennsylvania          18901
       (Address of Principal Executive Offices)                   (Zip Code)

   Discovery Laboratories, Inc. Amended and Restated 1998 Stock Incentive Plan
                            (Full title of the plan)

        Robert J. Capetola, Ph.D., President and Chief Executive Officer
                          Discovery Laboratories, Inc.
                        350 South Main Street, Suite 307
                         Doylestown, Pennsylvania 18901
                     (Name and address of agent for service)

                                 (215) 340-4699
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               Ira L. Kotel, Esq.
                     Dickstein Shapiro Morin & Oshinsky LLP
                     1177 Avenue of the Americas, 41st Floor
                            New York, New York 10036

                         CALCULATION OF REGISTRATION FEE

------------------------------------- ------------------- -------------------------- -------------------- ------------
                                                              Proposed Maximum        Proposed Maximum     Amount of
        Title of Securities              Amount to be          Offering Price        Aggregate Offering   Registration
          to be Registered              Registered(1)           Per Share(2)              Price(2)         Fee(1)(2)
------------------------------------- ------------------- -------------------------- -------------------- ------------
Common Stock, $.001 par value             3,000,000                $10.48                $31,425,000       $4,009.83
------------------------------------- ------------------- -------------------------- -------------------- ------------

(1) Represents additional shares of Common Stock issuable under the Discovery Laboratories, Inc. Amended and Restated 1998 Stock Incentive Plan, as a result of the amendment of such plan to increase the number of shares issuable under such plan from 6,570,000 to 9,570,000. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 1998 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration, which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share of such shares of beneficial interest is estimated solely for the purpose of determining the registration fee and is based upon the average of the high and low prices per share of the Registrant's shares of Common Stock reported on the Nasdaq SmallCap Stock Market on June 4, 2004.

PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

                                EXPLANATORY NOTES

AS PERMITTED BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, THIS REGISTRATION STATEMENT OMITS THE INFORMATION SPECIFIED IN PART I OF FORM S-8.

This registration statement is being filed to register 3,000,000 additional shares of Common Stock issuable under the Amended and Restated 1998 Stock Incentive Plan (the "Plan" attached hereto as Exhibit 4.1), as a result of an amendment to the Plan increasing the number of shares of Common Stock available for issuance thereunder from 6,570,000 shares to 9,570,000 shares (the "Plan Amendment"). The Plan Amendment was approved by the requisite vote of stockholders at the Company's Annual Meeting of Stockholders held on May 11, 2004.

The foregoing capitalized terms that are not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

        1. The Registrant's Annual Report on Form 10-K filed with the Commission on March 15, 2004, for the fiscal year ended December 31, 2003, including any documents or portions thereof incorporated by reference therein;

        2. The Registrant's Quarterly Report on Form 10-Q filed with the Commission on May 7, 2004, for the quarterly period ending March 31, 2004;

        3. The Registrant's Definitive Proxy Statement dated March 22, 2004, for the Annual Meeting of Shareholders held on May 11, 2004, including any documents or portions thereof incorporated by reference therein;

        4. The Registrant's Current Reports on Form 8-K filed with the Commission on May 10, 2004, March 30, 2004, February 19, 2004, and February 6, 2004; and


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

        5. The Registrant's description of its capital stock contained in its Registration Statement on Form 8-A filed with the Commission on July 13, 1995, and its Registration Statement on Form 8-A filed with the Commission on February 6, 2004.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the securities being registered hereunder is being passed upon for the Registrant by Dickstein Shapiro Morin & Oshinsky LLP. Attorneys of Dickstein Shapiro Morin & Oshinsky LLP beneficially own shares of the Registrant's Common Stock and warrants exercisable for shares of common stock with an aggregate value in excess of $50,000.

Item 6. Indemnification of Directors and Officers

Article Eighth of the Registrant's Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derives an improper personal benefit. The Registrant's By-Laws provide that the Registrant shall indemnify its directors and officers, the directors and officers of any subsidiary of the Registrant and any other individuals acting as directors or officers of any other corporation at the request of the Registrant, to the fullest extent permitted by law.

The Registrant has entered into indemnification agreements with certain of its executive officers containing provisions that may require the Registrant, among other things, to indemnify such officers against liabilities that may arise by reason of their status or service as officers other than liabilities arising from willful misconduct of a culpable nature and to advance certain expenses incurred as a result of any proceeding against them as to which they could be

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

indemnified. Registrant has obtained directors' and officers' liability insurance. These provisions in the Restated Certificate of Incorporation and the By-Laws do not eliminate the officers' and directors' fiduciary duty, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each officer and director will continue to be subject to liability for breach of the officer's or director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the officer or director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provisions also do not affect an officer's or director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits.

Number         Description

4.1            Discovery Laboratories, Inc., Amended and Restated 1998 Stock
               Incentive Plan

5.1 Opinion of Dickstein Shapiro Morin & Oshinsky LLP, regarding the validity of the securities being registered.

23.1 Consent of Dickstein Shapiro Morin & Oshinsky LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2           Consent of Ernst & Young LLP, Independent Auditors.

24.1           Power of Attorney (included on signature pages hereto).

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registrant Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate represent a fundamental change in the information set forth in the Registration Statement; and


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

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Doylestown, Commonwealth of Pennsylvania on this 7th day of June, 2004.

                                 DISCOVERY LABORATORIES, INC.
                                 (Registrant)



                                 By: /s/ Robert J. Capetola
                                    ----------------------------------
                                    Robert J. Capetola, Ph.D.
                                    President and Chief Executive Officer



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Robert J. Capetola, Ph.D. and David L. Lopez his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              NAME & TITLE                                               DATE
---------                              ------------                                               ----
/s/ Robert J. Capetola                 Robert J. Capetola, Ph.D.                                  June 7, 2004
-----------------------------
                                       President, Chief Executive Officer and Director
                                       (Principal Executive Officer)

/s/ John G. Cooper                     John G. Cooper                                             June 7, 2004
---------------------------
                                       Executive Vice President and Chief Financial
                                       Officer (Principal Financial and Accounting Officer)


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

/s/ Herbert McDade                     Herbert McDade, Jr.                                        June 7, 2004
--------------------------
                                       Chairman of the Board of Directors

 /s/ Max Link                          Max Link, Ph.D.                                            June 7, 2004
-------------------------------
                                       Director

/s/ Antonio Esteve                     Antonio Esteve, Ph.D.                                      June 7, 2004
---------------------------
                                       Director

/s/ Marvin E. Rosenthale               Marvin E. Rosenthale, Ph.D.                                June 7, 2004
----------------------------
                                       Director

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




                          Discovery Laboratories, Inc.
                                    Form S-8
                                Index to Exhibits


Exhibit No.                               Description

4.1            Discovery Laboratories, Inc., Amended and Restated 1998 Stock
               Incentive Plan.

5.1            Opinion of Dickstein Shapiro Morin & Oshinsky LLP, legal counsel.

23.1 Consent of Dickstein Shapiro Morin & Oshinsky LLP, legal counsel (included in Exhibit 5.1).

23.2           Consent of Ernst & Young LLP, independent auditors.

24.1 Power of Attorney (included in Signature Pages to this Registration Statement on Form S-8).

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